UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: August 13, 2008

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

700 17th Street, Suite 1700

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 13, 2008, Intrepid Potash, Inc. (the “Company”) issued a press release announcing its financial results for the three and six months ended June 30, 2008 (the “Earnings Release”). A copy of the Earnings Release was furnished with a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2008 (the “Original 8-K”).

This Current Report on Form 8-K/A is being furnished to correct two errors in the “Non-GAAP Adjusted Pro Forma Net Income Reconciliations” table contained in the Earnings Release as furnished with the Original 8-K. Due to mathematical errors:

•	The Adjusted Pro Forma Net Income for the quarter ended December 31, 2007 was incorrectly stated in the table as $6,300. The correct figure is $3,088; and

•	The Adjusted Pro Forma Net Income for the quarter ended March 31, 2008 was incorrectly stated in the table as $22,630. The correct figure is $15,938.

A copy of the corrected Non-GAAP Adjusted Pro Forma Net Income Reconciliations is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K/A, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Revised Intrepid Potash, Inc. Non-GAAP Adjusted Pro Forma Net Income Reconciliations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated:	August 26, 2008	By:	/s/ Martin D. Litt
Martin D. Litt
Executive Vice President and
General Counsel